OVERADVANCE GUARANTY

In consideration of advances by SILICON VALLEY BANK ("Bank") in excess of the Credit Limit (as defined in the Loan and Security Agreement dated June 18, 2002, as amended, including the Third Modification Agreement dated April 17, 2003, (the "Agreement")), by and between Bank and Exabyte Corporation, a Delaware corporation ("Borrower"), Tom Ward ("Guarantor") unconditionally and irrevocably guarantees payment of the Guarantee Amount as set forth below.

Capitalized terms used in this Overadvance Guaranty (the "Guaranty") and defined in the Agreement shall have the meanings set forth in the Agreement, unless otherwise defined herein.

The amount of the obligation (the "Guarantee Amount") of Guarantor pursuant to this Guaranty shall be equal to the lesser of (x) $250,000 (the "Maximum Guarantee Amount"), or (y) 10% of the amount of outstanding Loans under the Agreement in excess of the Credit Limit determined under the Agreement on the earlier of (i) the Maturity Date, (ii) the date on which the Bank accelerates the maturity of the Obligations under the Agreement or otherwise exercises remedies under the Agreement, or (iii) the date on which a bankruptcy petition is filed by or against the Borrower. Notwithstanding the foregoing, in the event that Bank determines to adjust advance rates with respect to the Credit Limit or the eligibility definitions under the Agreement without Guarantor's consent, Bank agrees to give 20 days' advance notice of such adjustment to Guarantor prior to the effectiveness of such adjustment, and the Maximum Guarantee Amount shall be reduced to equal the amount of the outstanding Loans in excess of the Credit Limit in effect immediately prior to such adjustment; provided however that such excess amount shall not exceed $250,000.

     1.      If Borrower has not paid the Obligations when due under the Agreement, whether at maturity or upon acceleration of the Obligations, Guarantor will upon written demand by Bank and subject to the limitations set forth in Section 5 below, pay to Bank the Guarantee Amount, plus interest thereon at the applicable rate provided in the Agreement from the date on which such Guarantee Amount is due and payable hereunder until paid in full.

     2.      Guarantor's obligations hereunder are independent of Borrower's obligations and separate actions may be brought against Guarantor (whether action is brought against Borrower or whether Borrower is joined in the action). Guarantor waives the benefit of any statute of limitations affecting its liability. Guarantor's liability is not contingent on the genuineness or enforceability of the Agreement. Guarantor hereby expressly represents that it was not induced to give this Guaranty by the fact that there are or may be other guarantors either under this Guaranty or otherwise, and Guarantor agrees that any release of any one or more of such other guarantors shall not release Guarantor from its obligations hereunder in whole or in part.

     3.      Guarantor consents and agrees that Bank may, from time to time, do any one or more of the following in Bank's reasonable business judgment and to the extent permitted by the Agreement, without notice to Guarantor and without affecting or impairing the obligations of Guarantor hereunder: (a) accelerate, accept partial payments of, compromise, settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any of the Obligations; (b) grant any other indulgence to Borrower or any other person in respect of any of the Obligations or any other matter; (c) accept, release, waive, surrender, enforce, exchange, modify, impair or extend the time for the performance, discharge, or payment of, any property securing any of the Obligations or any guaranty of any of the Obligations, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any such property; (d) substitute or add, or take any action or omit to take any action which results in the release of, any one or more endorsers or guarantors of all or any part of the Obligations, including without limitation one or more parties to this Guaranty, regardless of any destruction or impairment of any right of contribution or other right of Guarantor; (e) amend, alter or change in any respect any term or provision relating to any of the Obligations, including the rate of interest thereon; and (f) apply any sums received from the disposition of any collateral or security securing the Obligations to any of the Obligations in such manner and order as Bank determines in its sole discretion, regardless of whether or not such Obligations is secured or is due and payable. Guarantor hereby acknowledges that the outstanding amount of the Loans (and therefore the potential Guarantee Amount) during the duration of this Guaranty may increase or decrease hereafter.

     4.      Except as provided in Section 5 below, Guarantor waives:

          a.      Any right to require Bank to (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security or to marshal any assets or collateral, if any such right exists in favor of Guarantor, or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against Borrower or any security it holds (including the right to foreclose by judicial or nonjudicial sale) without affecting Guarantor's liability hereunder, except as otherwise set forth below.

          b.      Any defenses from disability or other defense of Borrower or from the cessation of Borrower's liabilities.

          c.      Any setoff, defense or counterclaim against Bank.

          d.      Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until Borrower's obligations to Bank have been paid in full and otherwise fully satisfied, Guarantor shall have no right to assert or otherwise exercise its subrogation or other rights against Borrower by reason of Guarantor's obligations hereunder.

          e.      Any right to enforce any remedy that Bank has against Borrower.

          f.      Any rights to participate in any security held by Bank, until Bank is paid in full.

          g.      Any demands for performance, notices of nonperformance or of new or additional indebtedness. Guarantor is responsible for being and keeping itself informed of Borrower's financial condition and the amount of the potential Guarantee Amount at any time. Unless Guarantor requests particular information, Bank has no duty to provide information to Guarantor.

          h.      The benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

     5.      Notwithstanding the foregoing, Lender agrees that prior to demanding payment under this Guaranty or otherwise proceeding against Guarantor Lender will use its good faith efforts to exhaust its remedies against the Collateral and to apply the proceeds thereof to the repayment of the Obligations for a period of 270 days from the earlier of (i) the Maturity Date or (ii) the date on which the Bank accelerates the maturity of the Obligations under the Agreement or otherwise exercises remedies under the Agreement, subject to the limitations provided below, notwithstanding the foregoing, however, upon the commencement of a bankruptcy case by or against Borrower, Bank shall not be required to undertake any action to enforce its rights against the Collateral prior to enforcement of this Guaranty, provided however that Bank shall not demand payment under this Guaranty or otherwise seek to enforce this Guaranty for a period of 270 days after the commencement of such bankruptcy proceeding. Further, Bank's agreement to so forbear from exercising rights against Guarantor shall immediately terminate upon the occurrence of any of the following:

          a.      The appointment of a receiver or initiation of a proceeding under Title 11 of the United States Code (hereinafter, as may be amended, modified, or revised, the "Bankruptcy Code") or any insolvency or similar statute against Guarantor, whether or not such a proceeding is with or without the consent of Guarantor;

          b.      Commencement of any action by Guarantor seeking to invalidate this Guaranty or to suspend or stay the enforcement of any action commenced by Bank against Borrower or Guarantor;

          c.      The transfer or encumbrance of any assets of Guarantor out of the ordinary course which Bank reasonably determines is with the intent to defraud or conceal Guarantor's assets from creditors;

          d.      The misappropriation of any assets of Borrower by Guarantor;

          e.      The entry of any judgment or judgment in an amount exceeding Five Hundred Thousand Dollars ($500,000.00) in the aggregate against Guarantor that is not discharged or stayed (by appeal or otherwise) within thirty (30) days from the entry thereof; or

          f.      Any warranty, representation, statement, report, or certificate made or delivered to Bank by Guarantor being incorrect, false, untrue, or misleading when given in any material respect.

     7.      Guarantor acknowledges that, to the extent Guarantor has or may have rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Bank elects to proceed against any real property security of Borrower by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty. Guarantor waives that defense and any others arising from Bank's election to pursue such non-judicial foreclosure. Guarantor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Guarantor agrees that it shall not assert any such defenses or rights. Without limiting the generality of the foregoing, Guarantor waives all benefits and defenses under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, to the extent they apply.

     8.      If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, or similar relief under the United States Bankruptcy Code, or if an involuntary petition under the United States Bankruptcy Code is filed against Borrower and/or any obligation under the Agreement is terminated or rejected or any obligation of Borrower is modified or if Borrower's obligations are avoided, Guarantor's liability will not be affected and its liability will continue. If Bank must return any payment because of the insolvency, bankruptcy or reorganization of Borrower, Guarantor or any other guarantor, this Guaranty will remain effective or be reinstated.

     9.      Guarantor subordinates any indebtedness of Borrower it holds to Bank; and Guarantor will collect, enforce and receive payments with respect to such indebtedness as Bank's trustee and will pay Bank those payments without reducing or affecting its liability under this Guaranty.

     10.      Guarantor will pay Bank's reasonable attorneys' fees and other costs and expenses incurred enforcing this Guaranty, unless it is determined that Bank's enforcement hereof was in violation of the provisions of this Guaranty in which event Bank will pay Guarantor's reasonable attorneys' fees and other costs and expenses incurred defending such wrongful enforcement action. This Guaranty may not be waived, revoked or amended without Lender's prior written consent. If any provision of this Guaranty is unenforceable, all other provisions remain effective. This Guaranty is the entire agreement among the parties about this guaranty. No prior dealings, no usage of trade, and no parol or extrinsic evidence may supplement or vary this Guaranty. Bank may not assign this Guaranty without Guarantor's consent. This Guaranty benefits Bank, its successors and permitted assigns. This Guaranty is in addition to any other guaranties Bank obtains.

     11.      Guarantor represents and warrants that (i) he has taken all action necessary authorize execute, deliver and perform this Guaranty, (ii) execution, delivery and performance of this Guaranty do not conflict with any agreements to which he is party and (iii) this Guaranty is a valid and binding obligation, enforceable against Guarantor according to its terms.

     12.      Guarantor will execute other instruments and take action Bank reasonably requests to effect the purposes of this Guaranty.

     13.      This Guaranty is governed by Colorado law, without regard to conflicts of laws. GUARANTOR WAIVES ITS RIGHT TO A JURY TRIAL OF ANY ACTION ARISING OUT OF THIS GUARANTY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER CLAIMS. Guarantor submits to the non-exclusive jurisdiction of the state and federal courts in Santa Clara County, California.

     14.      Guarantor is fully aware of the financial condition of Borrower and is executing and delivering this Guaranty at Borrower's request and based solely upon his own independent investigation of all matters pertinent hereto, and Guarantor is not relying in any manner upon any representation or statement of Bank with respect thereto. Guarantor represents and warrants that he is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning Borrower's financial condition and any other matter pertinent hereto as Guarantor may desire, and Guarantor is not relying upon or expecting Bank to furnish to him any information now or hereafter in Bank's possession concerning the same or any other matter. By executing this Guaranty, Guarantor knowingly accepts the full range of risks encompassed within a contract of continuing guaranty, which risks Guarantor acknowledges include without limitation the possibility that Borrower will incur additional Obligations for which Guarantor will be liable hereunder after Borrower's financial condition or ability to pay the Obligations has deteriorated.

     15.      Notwithstanding anything contained herein or under applicable law or equity to the contrary, in the event that Guarantor pays to Bank the Guarantee Amount as provided herein, Guarantor shall be deemed to have purchased a participation interest in the Loans in an amount equal to the Guarantee Amount and the Guarantor will be subrogated to the rights of Bank under the Agreement with respect to the Guarantee Amount, including rights to all remaining Collateral to the extent of the Guarantee Amount so paid, provided however that the Guarantor's interests in the Loans and/or the Collateral shall be junior and subordinate to the rights and interests of Bank to such Loans and/or Collateral and Bank shall have no duties or responsibilities to Guarantor of any nature or kind and Guarantor shall be expressly limited in pursuing any rights as a result of such interest and subrogation until Borrower's Obligations to Bank under and in connection with the Agreement have been paid in full, including without limitation all principal, interest, fees, charges and costs of collection and enforcement such as attorneys' fees and expenses and expert fees and expenses.

     16.      This Guaranty shall expire on the earlier of (x) the first date on which the outstanding Loans have not exceeded the Credit Limit (determined without regard to the Maximum Credit Limit) for a period of 60 consecutive days after the execution and delivery of this Guaranty, or (y) the closing of an offering of the Borrower's securities resulting in net proceeds to the Borrower of a minimum amount of $2,500,000 provided that at such time the outstanding Loans under the Agreement are not in excess of the Credit Limit under the Loan Agreement or the proceeds of such offering are used to bring the Loans within the Credit Limit.

     17.      In the event that the Loans exceed the Credit Limit plus $2,500,000, Lender shall provide a five (5)-day cure period to Guarantor prior to accelerating Borrower's Obligations or exercising any remedies under the Agreement.

     18.      Notices under this Guaranty shall be governed by the notice provision of the Agreement with notice to Guarantor at the following address: Tom Ward, 2300 75th Street, Boulder, Colorado 80301, phone number 303/448-1799; fax number 303/448-1152.

Dated April 17, 2003

GUARANTOR:

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Tom Ward

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